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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form SB-2, Reg. No. 333-29969, of (i) our report dated March 20, 1997 except for Note 7 for which the date is July 31, 1997 relating to the combined financial statements of Intelliphone, Inc. and Choicetel, Inc., (ii) our report dated April 30, 1997 relating to the statements of revenue and direct expenses for the Telco West, Inc. pay telephone division and the statement of assets acquired by Intelliphone, Inc. on January 2, 1997, (iii) our report dated May 16, 1997 relating to the statements of operations for Computer Assisted Technologies, Inc. and the statement of assets to be acquired and liabilities to be assumed by ChoiceTel Communications, Inc., (iv) the reference to our Firm under the caption "Selected Combined Financial Data" in the Prospectus included therein and (v) the reference to our Firm under the caption "Experts" in such Prospectus.



                                        /s/ Schechter Dokken Kanter Andrews &
                                        Selcer, Ltd.


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                                        SCHECHTER DOKKEN KANTER
                                          ANDREWS & SELCER, LTD.



Minneapolis, Minnesota
August 22, 1997